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                                                                   Exhibit 10.24


                                    DSW INC.

                      2005 CASH INCENTIVE COMPENSATION PLAN

                         L.00 PURPOSE AND EFFECTIVE DATE

1.01 PURPOSE: This Plan is intended to foster and promote the financial success of the Company and Related Entities and to increase shareholder value by [1] providing Participants an opportunity to earn incentive compensation if specified objectives are met and [2] enabling the Company to attract and retain the services of outstanding employees upon whose judgment, interest and special efforts the successful conduct of the Company's business is largely dependent.

1.02 EFFECTIVE DATE: The Plan will be effective upon its adoption by the Board and approval by the affirmative vote of the Company's shareholders under applicable rules and procedures described in Code Section 162(m). Any Award granted before shareholder approval will be null and void if the shareholders do not approve the Plan within the period just described.

                                2.00 DEFINITIONS

When used in this Plan, the following terms have the meanings given to them in this section unless another meaning is expressly provided elsewhere in this document or clearly required by the context. When applying these definitions and any other word, term or phrase used in this Plan, the form of any word, term or phrase will include any and all of its other forms.

ACT. The Securities Exchange Act of 1934, as amended or any successor statute of similar effect even if the Company is not subject to the Act.

AWARD. A grant made under this Plan consisting of an opportunity to earn a cash bonus if terms and conditions specified in the Award Agreement are met.

AWARD AGREEMENT. The written or electronic agreement between the Company and each Participant that describes the terms and conditions that must be met if an Award is to be earned. If there is a conflict between the terms of this Plan and the terms of the Award Agreement, the terms of the Plan will govern.

AWARD DATE. The later of [1] the date the Committee establishes the terms of an Award or [2] the date specified in the Award Agreement.

BOARD.  The Company's board of directors.

CAUSE. Unless the Committee specifies otherwise in the Award Agreement, with respect to any Participant and subject to any cure provision included in any written agreement between the Participant and the Company:

      [1]   A material failure to substantially perform his or her
      position or duties;
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      [2]   Engaging in illegal or grossly negligent conduct that is
      materially injurious to the Company or any Related Entity;

      [3]   A material violation of any law or regulation governing the
      Company or any Related Entity;

      [4] Commission of a material act of fraud or dishonesty which has had or is likely to have a material adverse effect upon the Company's (or any Related Entity's) operations or financial conditions;

      [5] A material breach of the terms of any other agreement (including any employment agreement) with the Company or any Related Entity; or

      [6]   A breach of any term of this Plan or Award Agreement.

If a Participant Terminates (or is Terminated) for any reason other than Cause and the Company subsequently discovers an act, failure or event that, if known before the Participant's Termination would have justified a Termination for Cause and that act, event or failure was actively concealed by the Participant and could not have been discovered through reasonable diligence before the Participant Terminated, that Participant will be retroactively treated as having been Terminated for Cause.

CHANGE IN CONTROL. The earliest of any of the following events to occur after the completion of the initial public offering of the Company's stock which is the subject of the Registration Statement:

      [1] During any period consisting of 12 consecutive calendar months beginning after completion of the initial public offering of the Company's stock which is the subject of the Registration Statement, the members of the Board specified in the Registration Statement ("Incumbent Directors") cease for any reason other than death to constitute at least a majority of the members of the Board, provided [A] that any director whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the then Incumbent Directors also will be treated as an Incumbent Director unless that person was nominated for election to the Board (or otherwise became a member of the Board) in connection with an actual or threatened election contest relating to the election or removal of Board members or other threatened or actual solicitation of proxies of consent by or in behalf of any "person," including a "group" [as those terms are used in Act Section 13(d) and 14(d)(2)], [B] this element of this definition will not apply if the Company reorganizes into an entity that does not have a board of directors or analogous governing body and that reorganization is not a Change in Control under another element of this definition and [C] if the Company becomes a subsidiary of another entity (i.e., another entity owns, directly or indirectly, more than 50 percent of the total combined voting power of all classes of Stock) in a transaction that is not a Change in Control under another element of this definition, subpart [1] of this definition will be


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      applied by reference to changes to the board of directors of the parent entity (or of the ultimate parent entity).

      [2] Any "person," including a "group" [as these terms are used in Act
      Section 13(d) and 14(d)(2)] becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of 30 percent or more of the combined voting power of the Company and of securities of the Company sufficient to elect a majority of the members of the Board but disregarding the effect of [A] any acquisition by a person who on the Effective Date is the beneficial owner of 30 percent or more of the combined voting power of the Company, [B] any acquisition directly from the Company, including a public offering of securities, [C] any acquisition by the Company or any Related Entity, [D] any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Entity, [E] any acquisition through a transaction described in subpart [3], [4] or [5] of this definition, [F] any acquisition by Retail Ventures, Inc. or any corporation, partnership or other form of unincorporated entity of which Retail Ventures, Inc. owns, directly or indirectly, 50 percent or more of the total combined voting power of all classes of stock, if the entity is a corporation, or of the capital or profits interest, if the entity is a partnership or another form of unincorporated entity, [G] any acquisition by Schottenstein Stores Corporation (the persons identified in subparts [a], [c], [f] and [g] of this subpart being sometimes referred to as "Permitted Acquirers"), [H] any acquisition by any one or more of the trusts established for the benefit of any of Jay L. Schottenstein, Susan S. Diamond, Ann Desche, Lori Schottenstein, Geraldine Schottenstein or any of their respective spouses, children or lineal descendants or any person controlled by any such trust or trusts, [I] any acquisition by an entity that files SEC Form 13-G in connection with its ownership of Stock unless and until that entity files SEC Form 13-D in connection with its ownership of Stock or [J] any acquisition by Cerberus Partners, Ltd. unless, at the time of the acquisition, the Permitted Acquirers, as defined in subpart [2][g] of this definition and the trusts described in subpart [2][h] of this definition, directly or indirectly, own less than 10 percent of the voting power of the Company's stock.

      [3] The completion of a transaction or a series of related transactions effecting [A] the merger or other business combination of the Company with or into another entity other than a Permitted Acquirer in which the shareholders of the Company immediately before the effective date of such merger or other business combination own less than 50 percent of the voting power in such entity; or [B] the sale or other disposition of all or substantially all of the assets of the Company except a sale or other disposition to [I] an entity in which the shareholders of the Company immediately before the sale or disposition own more than 50 percent of the voting power of such entity after that transaction or [II] a Permitted Acquirer.


      [4] Liquidation or dissolution of the Company other than a liquidation or dissolution into an entity [A] in which the shareholders of the Company before the effective date of the liquidation or dissolution own more than 50 percent of the voting power of such entity after the liquidation or dissolution or [B] which is a Permitted Acquirer.


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      [5] Any other transaction or event that the Board, in its sole discretion, decides will have as material an effect on the Company as any transaction or event described in subparts [1] through [4] of this definition but which is not otherwise described in this section.

However, and regardless of any other provision of this Plan or element of this definition, a Change in Control will not occur solely as a result of the initial public offering of the Company's stock which is the subject of the Registration Statement or of any event directly related to that initial public offering.

CODE. The Internal Revenue Code of 1986, as amended or superseded after the Effective Date and any applicable rulings or regulations issued under the Code.

COMMITTEE. The Board's Compensation Committee which also constitutes a "compensation committee" within the meaning of Treas. Reg. Section 1.162-27(c)(4). The Committee will be comprised of at least three persons [1] each of whom is [A] an outside director, as defined in Treas. Reg. Section 1.162-27(e)(3)(i) and [B] a "non-employee" director within the meaning of Rule 16b-3 under the Act and [2] none of whom may receive remuneration from the Company or any Related Entity in any capacity other than as a director, except as permitted under Treas. Reg.Section 1.162-27(e)(3)(ii).

COMPANY. DSW Inc. an Ohio corporation, and any and all successors to it.

COVERED OFFICER. Those employees whose compensation is subject to limited deductibility under Code Section 162(m) as of the last day of any calendar year ending with or within any Performance Period.

DISABILITY. Unless the Committee specifies otherwise in the Award Agreement, the Participant's inability with a reasonable accommodation, to perform his or her duties on a full-time basis for a period of more than six consecutive calendar months beginning before Termination due to a physical or mental infirmity.

EMPLOYEE. Any person who, on any applicable date, is a common law employee of the Company or any Related Entity. A worker who is classified as other than a common law employee but who is subsequently reclassified as a common law employee of the Company for any reason and on any basis will be treated as a common law employee only from the date that reclassification occurs and will not retroactively be reclassified as an Employee for any purpose of this Plan.

PARTICIPANT. Any Employee to whom an Award has been granted.

PERFORMANCE CRITERIA. The criteria described in Section 5.01.

PERFORMANCE PERIOD. The period over which the Committee will determine if applicable Performance Criteria have been met.


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PLAN. The DSW Inc. 2005 Cash Incentive Compensation Plan.

REGISTRATION STATEMENT. The Form S-1 Registration Statement filed with the Securities and Exchange Commission on March 14, 2005 (Registration #333-123289), as amended at the time it is declared effective by the Securities Exchange Commission.

RELATED ENTITY. Any corporation, partnership or other form of unincorporated entity [1] of which the Company owns, directly or indirectly, 50 percent or more of the total combined voting power of all classes of stock, if the entity is a corporation, or of the capital or profits interest, if the entity is a partnership or another form of unincorporated entity or [2] which owns 50 percent or more of the total combined voting power of all classes of the Stock.

RETIREMENT. The date a Participant Terminates on or after reaching age 65 and completing at least five years of service.

STOCK. The Class A common stock, without par value, issued by the Company or any security issued by the Company in substitution, exchange or in place of these shares.

TERMINATION OR TERMINATED. Unless the Committee specifies otherwise in the Award Agreement, [1] cessation of the employee-employer relationship between a Participant and the Company and all Related Entities for any reason or [2] with respect to a Participant who is an Employee of a Related Entity, a severance or diminution of the Company's direct or indirect ownership after which that entity is no longer a Related Entity and after which that person is not an Employee of the Company or any entity that then is a Related Entity. However, [3] a Termination will not have occurred while the Participant is absent from active employment for a period of not more than three months (or, if longer, the period during which reemployment rights are protected by law, contract or written agreement, including the Award Agreement, between the Participant and the Company) due to illness, military service or other leave of absence approved by the Committee and [4] in the Committee's discretion, a Termination will not have occurred for the duration of a pending Performance Period if a Participant's status is changed from Employee to a consultant or independent contractor during a Performance Period established before that status change occurred.

                               3.00 PARTICIPATION

3.01  PARTICIPATION.

      [1] Consistent with the terms of the Plan and subject to Section 3.02, the Committee will [A] decide which Employees will be granted Awards and [B] specify the type of Award to be granted and the terms upon which an Award will be granted and may be earned.

      [2] The Committee may establish different terms and conditions [A] for each Award, [B] for each Participant receiving the same type of Award and [C] for the same Participants for each Award the Participant receives.


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      [3] The Committee (or the Board, as appropriate) also may amend the Plan and the Award Agreement without any additional consideration to affected Participants to the extent necessary to avoid penalties arising under Code
      Section 409A, even if those amendments reduce, restrict or eliminate rights granted under the Plan or Award Agreement (or both) before those amendments.

      [4] Unless permitted by Code Section 409A, no Award subject to Code
      Section 409A will be granted under this Plan to any person who is performing services only for an entity that is not an affiliate of the Company within the meaning of Code Section 414(b) and (c).

3.02 CONDITIONS OF PARTICIPATION. By accepting an Award, each Participant agrees:

      [1]   To be bound by the terms of the Award Agreement and the Plan and to comply with other conditions imposed by the Committee; and

      [2] That the Committee (or the Board, as appropriate) may amend the Plan and the Award Agreement without any additional consideration to the extent necessary to avoid penalties arising under Code Section 409A, even if those amendments reduce, restrict or eliminate rights granted under the Plan or Award Agreement (or both) before those amendments.

                               4.00 ADMINISTRATION

4.01 COMMITTEE DUTIES. The Committee is responsible for administering the Plan and has all powers appropriate and necessary to that purpose. Consistent with the Plan's objectives, the Committee may adopt, amend and rescind rules and regulations relating to the Plan, to the extent appropriate to protect the Company's and any Related Entity's interests, and has complete discretion to make all other decisions (including whether a Participant has incurred a Disability) necessary or advisable for the administration and interpretation of the Plan. Any action by the Committee will be final, binding and conclusive for all purposes and upon all persons.

4.02 DELEGATION OF MINISTERIAL DUTIES. In its sole discretion, the Committee may delegate any ministerial duties associated with the Plan to any person (including Employees) that it deems appropriate. However, the Committee may not delegate any duties it is required to discharge under Code Section 162(m).

4.03 AWARD AGREEMENT. At the time an Award is made, the Committee will prepare and deliver an Award Agreement to each affected Participant. The Award
Agreement:

      [1] Will describe the Award and when and how it may be earned;

      [2] To the extent different from the terms of the Plan, will describe [A] any conditions that must be met before the Award may be earned, including Performance Criteria and [B] any other applicable terms and conditions affecting the Award.


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                                   5.00 AWARDS

5.01  PERFORMANCE CRITERIA.

      [1] The Performance Criteria upon which the payment of an Award to a Covered Officer that is intended to qualify as "performance-based compensation" under Code Section 162(m) will be based on one or more (or a combination of) the following Performance Criteria and may be applied solely with reference to the Company (and/or any Related Entity) or relatively between the Company (and/or any Related Entity) and one or more unrelated entities:

            [A] Net earnings or net income (before or after taxes);

            [B] Earnings per share;

            [C] Net sales or revenue growth;

            [D] Net operating profit;

            [E] Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales or revenue);

            [F] Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment);

            [G] Earnings before or after taxes, interest, depreciation and/or amortization;

            [H] Gross or operating margins;

            [I] Productivity ratios;

            [J] Share price (including, but not limited to, growth measures and total shareholder return);

            [K] Expense targets;

            [L] Margins;

            [M] Operating efficiency;

            [N] Market share;

            [O] Customer satisfaction;

            [P] Working capital targets; and


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            [Q] Economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of capital).

      [2] Performance Criteria upon which the payment of an Award to Participants who are not Covered Officers may be based on one or more (or a combination of) the Performance Criteria listed in Section 5.01 or on other factors the Committee believes are relevant and appropriate.

      [3] Different Performance Criteria may be applied to individual Participants or to groups of Participants and, as specified by the Committee, may be based on the results achieved [A] separately by the Company or any Related Entity, [B] any combination of the Company and Related Entities or [C] any combination of segments, products or divisions of the Company and Related Entities.

      [4]   The Committee:

            [A] Will make appropriate adjustments to Performance Criteria to reflect the effect on any Performance Criteria of any stock dividend or stock split affecting Stock, recapitalization (including, without limitation, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares or similar corporate change. Also, the Committee will make a similar adjustment to any portion of a Performance Criteria that is not based on Stock but which is affected by an event having an effect similar to those just described.

            [B] May make appropriate adjustments to Performance Criteria to reflect a substantive change in a Participant's job description or assigned duties and responsibilities.

      [5] Performance Criteria will be established in an Award Agreement [A] as soon as administratively practicable after established but [B] in the case of Covered Officers, no later than the earlier of [I] 90 days after the beginning of the applicable Performance Period; or [II] the expiration of 25 percent of the applicable Performance Period.

5.02 EARNING AWARDS. Subject to any terms, restrictions and conditions specified in the Plan or the Award Agreement, as of the end of each Performance Period, the Committee will certify to the Board the extent to which each Participant has or has not met his or her Performance Criteria. Awards will be:

      [1] Forfeited, if Performance Criteria have not been met at the end of the Performance Period; or

      [2] Subject to Section 5.04, valued and distributed, in a single lump sum cash payment, in the form specified in the Award Agreement as soon as practicable after the last day of the Performance Period to the extent that related Performance Criteria have been met.


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5.03 MAXIMUM AWARD. The maximum Award that any Covered Officer may earn in any single calendar year is $3,000,000.

5.04 DEFERRAL OF DISTRIBUTION. Each Participant may direct the Company to defer payment of all or any portion of his or her Award by electing to have that amount [1] credited to his or her account under any nonqualified deferred compensation plan [as defined in Section 201(2) of the Employee Retirement Income Security Act of 1974, as amended] maintained by the Company and designated by the Committee as an appropriate repository for these deferrals or any successor plan and [2] distributed under the terms of that plan. This election must be made at a time and in a manner that complies with Code
Section 409A.

5.05  EFFECT OF TERMINATION.

      [1] TERMINATION OTHER THAN FOR DEATH OR DISABILITY. Unless otherwise provided in the Award Agreement, and except in the case of a Termination on account of death or Disability, no Award will be paid to a Participant who Terminates before the end of a Performance Period.

      [2] TERMINATION BECAUSE OF DEATH OR DISABILITY. Unless otherwise provided in the Award Agreement, a prorated Award will be paid to a Participant (or to his or her Beneficiary) who Terminates on account of death or Disability but only if the Performance Criteria applicable to that Performance Period are met at the end of that Performance Period. The amount paid will equal the Award the Disabled or dead Participant would have received had his or her employment not Terminated before the end of the Performance Period multiplied by the number of days between the beginning of the Performance Period during which the Termination occurred on account of death or Disability and divided by the total number of days in that Performance Period. This amount, if any, will be paid at the same time and in the same manner as the Award would have been paid if the Disabled or dead Participant had not Terminated.

                             6.00 CHANGE IN CONTROL

6.01 ACCELERATED VESTING AND SETTLEMENT. Subject to Section 6.02, on the date of any Change in Control, all Performance Criteria will be deemed to have been met on the date of the Change in Control, all Performance Periods will be accelerated to the date of the Change in Control and all Awards will be distributed in full as of the date of the Change in Control.

6.02 EFFECT OF CODE Section 280G. Unless otherwise specified in the Award Agreement or in another written agreement between the Participant and the Company or a Related Entity executed simultaneously with or before any Change in Control, if the sum (or value) of the payments described in Section 6.01 constitute an "excess parachute payments" as defined in Code Section 280G(b)(1) when combined with all other parachute payments attributable to the same Change in Control, the Company or other entity making the payment ("Payor") will reduce the Participant's benefits under this Plan so that the Participant's total "parachute payment" as defined in Code Section 280G(b)(2)(A) under this and all other agreements will be $1.00 less than the


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amount that otherwise would generate an excise tax under Code Section 4999. If the reduction described in the preceding sentence applies, within 10 business days of the effective date of the event generating the payments (or, if later, the date of the Change in Control), the Payor will apprise the Participant of the amount of the reduction ("Notice of Reduction"). Within 10 business days of receiving that information, the Participant may specify how and against which benefit or payment source (including benefits and payment sources other than this Plan) the reduction is to be applied ("Notice of Allocation"). The Payor will be required to implement these directions within 10 business days of receiving the Notice of Allocation. If the Payor has not received a Notice of Allocation from the Participant within 10 business days of the date of the Notice of Reduction or if the allocation provided in the Notice of Allocation is not sufficient to fully implement the reduction described in this section, the Payor will apply the reduction described in this section proportionately based on the amounts otherwise payable under Section 6.01 or, if a Notice of Allocation has been returned that does not sufficiently implement the reduction described in this section, on the basis of the reductions specified in the Notice of Allocation.

              7.00 AMENDMENT, MODIFICATION AND TERMINATION OF PLAN

The Board or the Committee may terminate, suspend or amend the Plan at any time without shareholder approval except to the extent that shareholder approval is required to satisfy applicable requirements imposed by [1] Rule 16b-3 under the Act, or any successor rule or regulation, [2] applicable requirements of the Code or [3] any securities exchange, market or other quotation system on or through which the Company's securities are listed or traded. Also, no Plan amendment may [4] result in the loss of a Committee member's status as a "non-employee director" as defined in Rule 16b-3 under the Act, or any successor rule or regulation, with respect to any employee benefit plan of the Company, [5] cause the Plan to fail to meet requirements imposed by Rule 16b-3 or [6] without the consent of the affected Participant (and except as specifically provided otherwise in this Plan or the Award Agreement) adversely affect any Award granted before the amendment, modification or termination. However, nothing in this section will restrict the Committee's right to amend the Plan and any Award Agreements without any additional consideration to affected Participants to the extent necessary to avoid penalties arising under Code
Section 409A, even if those amendments reduce, restrict or eliminate rights granted under the Plan or Award Agreement (or both) before those amendments.

                               8.00 MISCELLANEOUS

8.01 ASSIGNABILITY. Except as described in this Section, an Award may not be transferred except by will or the laws of descent and distribution.

8.02 BENEFICIARY DESIGNATION. Each Participant may name a Beneficiary or Beneficiaries (who may be named contingently or successively) to receive or to exercise any Award that becomes payable on account of or after the Participant's death. Each designation made will revoke all prior designations made by the same Participant, must be made on a form prescribed by the Committee and will be effective only when filed in writing with the Committee. If a Participant has not made an effective Beneficiary designation, the deceased Participant's


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Beneficiary will be his or her surviving spouse or, if none, the deceased
Participant's estate. The identity of a Participant's designated Beneficiary will be based only on the information included in the latest beneficiary designation form completed by the Participant and will not be inferred from any other evidence.

8.03 NO GUARANTEE OF CONTINUING SERVICES. Nothing in the Plan may be construed as:

      [1] Interfering with or limiting the right of the Company or any Related Entity to Terminate any Employee's employment at any time;

      [2] Conferring on any Participant any right to continue as an Employee of the Company or any Related Entity;

      [3] Guaranteeing that any Employee will be selected to be a Participant;
      or

      [4] Guaranteeing that any Participant will receive any future Awards.

8.04 TAX WITHHOLDING. The Company will withhold from the Award or from other amounts owed to the Participant an amount sufficient to satisfy federal, state and local withholding tax requirements on any Award.

8.05 INDEMNIFICATION. Each individual who is or was a member of the Committee or of the Board will be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be made a party or in which he or she may be involved by reason of any action taken or not taken under the Plan as a Committee or Board member and against and from any and all amounts paid, with the Company's approval, by him or her in settlement of any matter related to or arising from the Plan as a Committee or Board member or paid by him or her in satisfaction of any judgment in any action, suit or proceeding relating to or arising from the Plan against him or her as a Committee or Board member, but only if he or she gives the Company an opportunity, at its own expense, to handle and defend the matter before he or she undertakes to handle and defend it in his or her own behalf. The right of indemnification described in this section is not exclusive and is independent of any other rights of indemnification to which the individual may be entitled under the Company's organizational documents, by contract, as a matter of law or otherwise. The foregoing right of indemnification is not exclusive and is independent of any other rights of indemnification to which the person may be entitled under the Company's organizational documents, by contract, as a matter of law or otherwise.

8.06 NO LIMITATION ON COMPENSATION. Nothing in the Plan is to be construed to limit the right of the Company to establish other plans or to pay compensation to its employees or directors, in cash or property, in a manner not expressly authorized under the Plan.

8.07 REQUIREMENTS OF LAW. The grant of Awards and the issuance of shares of Stock will be subject to all applicable laws, rules and regulations and to all required approvals of any governmental agencies or national securities exchange, market or other quotation system.


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8.08 GOVERNING LAW. The Plan, and all agreements hereunder, will be construed in accordance with and governed by the laws (other than laws governing conflicts of laws) of the State of Ohio.

8.09 NO IMPACT ON BENEFITS. Plan Awards are incentives designed to promote the objectives described in Section 1.00. Also, Awards are not compensation for purposes of calculating a Participant's rights under any employee benefit plan that does not specifically require the inclusion of Awards in calculating benefits.


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